EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-34386, 33-15706, 33-44191, 333-02239, 33-54094, 33-53325;
Form S-3: Nos. 333-06319, 33-2232, 333-19365 of Wachovia Corporation and in the related prospectuses of our report dated January 15, 1997, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                               Ernst & Young LLP

Winston-Salem, North Carolina
March 25, 1997